                 MEDICAL PROPERTIES TRUST, INC. REPORTS RESULTS
                   FOR THE SECOND QUARTER ENDED JUNE 30, 2005

BIRMINGHAM, AL., August 9, 2005 - Medical Properties Trust, Inc. (NYSE:MPW) today announced its operating and other results for the quarter ended June 30, 2005. Today's announcement is the first earnings report since MPT completed its initial public offering of common stock and listed on the New York Stock Exchange on July 7, 2005. During the first half of 2004, the Company was in its formation stage and did not have significant operations; accordingly, year earlier periods are not comparable and not included in today's announcement.

KEY DEVELOPMENTS:

         o Net income for the quarter ended June 30, 2005 was $4.38 million or approximately $0.17 per diluted share, an increase of approximately $0.03, or approximately 23% over 2005's first quarter results.

         o Funds from operations ("FFO") for the quarter were $5.35 million or approximately $0.20 per basic and diluted share, an increase of approximately $0.04, or approximately 21% over 2005's first quarter results. FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of the Company's properties without giving effect to depreciation and amortization, which assume that the value of real estate diminishes predictably over time. A reconciliation of this non-GAAP financial measure to net income is included in the accompanying financial tables.

         o For each of the four calendar quarters in the period ended June 30, 2005, the Company paid dividends of $0.10, $0.11, $0.11, and $0.16, respectively. The Company expects to continue declaring quarterly dividends generally in the second month of each calendar quarter. MPT's Board is expected to consider payment of 2005's third quarter dividend at its next regular meeting.

         o In the 12 months ended June 30, 2005, MPT has closed on existing and development healthcare assets with an aggregate investment amount of approximately $363 million. Management is presently negotiating the acquisition of approximately $58 million in existing healthcare facilities and $72 million in development projects, all of which it expects to close in the second half of 2005. In addition, management is in earlier stages of negotiation on other existing facilities, and expects to close approximately $50 million of these properties in the second half of 2005.

         o The Company completed its initial public offering of common stock and received net proceeds of approximately $129 million. With this issuance of shares, MPT's total equity market capitalization based on NYSE trading on Tuesday, August 9 was approximately $390 million, making it one of the largest REITs to focus primarily on hospital real estate.

MPT's Chairman, President and CEO, Edward K. Aldag, Jr. commented on the recent activities, "July's IPO was a significant step in MPT's short history. In little more than a year since our April 2004 private offering, we have made and committed to make over $400 million in healthcare real estate investments. The average cash yield on these investments approximates 10.3% and will increase in each year of our leases. As we place debt on these properties, we can expect to earn leveraged returns exceeding 13 - 14%."

Aldag added his appreciation for IPO bookrunner and lead underwriter Friedman Billings Ramsey, "Eric Billings and FBR have supported MPT since its inception. I am very thankful for the confidence they have shown in MPT over the last three years. I am also very thankful for the other underwriters involved in our IPO, JP Morgan, Wachovia Securities and Stifel, Nicolaus & Company. The quality of this underwriting group is extremely impressive and we are honored to have had them all involved."

FUTURE OPERATIONS:

Based on management's estimates of acquisitions in 2005's second half (described above), the Company presently expects net income for the second half of 2005 to range between $0.32 and $0.36 per diluted common share, and FFO to range between $0.36 and $0.41 per share. Over the course of calendar year 2006, management expects to acquire between $200 and $300 million of healthcare real estate. The Company's estimates of future results are based upon management's present estimates of acquisitions, and there is no assurance that some or any of the anticipated acquisitions will occur.

Management expects to close a $100 million revolving credit facility in late August to replace an existing $75 million facility; in addition, MPT has approximately $43 million in available credit pursuant to a construction loan. Taking into account MPT's existing debt and cash balances, the Company has liquidity in excess of $230 million. Aldag commented on MPT's resources, "In addition to the $230 million available to us, we expect to have additional borrowing capacity of approximately $175 million, which provides aggregate resources to invest of over $400 million in new acquisitions and in facilities currently under development. We continue to see a strong pipeline of quality projects across the country that meet MPT's underwriting and yield requirements."

The Company also announced that its 2005 Annual Meeting of Stockholders will be held on October 12, 2005 at 10:00 a.m., Central Time in Birmingham, Alabama.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Wednesday, August 10, 2005 at 10:00 a.m. Eastern Time in order to present the Company's performance and operating results for the quarter ended June 30, 2005. The dial-in number for the conference call is (877) 407-9205 (U.S.) and (201) 689-8054 (International). Participants may also access the call via webcast at www.medicalpropertiestrust.com. A webcast replay of the call will be available from shortly after completion through August 17, 2005.

ABOUT MEDICAL PROPERTIES TRUST, INC.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional and community hospitals, women's and children's hospitals, skilled nursing facilities, ambulatory surgery centers, and other single-discipline healthcare facilities, such as heart hospitals, orthopedic hospitals and cancer centers.


The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as "expects," "believes," "anticipates," "intends," "will," "should" and variations of such words and similar expressions are intended to identify such forward-looking statements, which include statements concerning the payment of future dividends, if any, completion of projects under development, acquisition of healthcare real estate, completion of a $100 million revolving line of credit, completion of additional debt arrangements increases in cash yields, leveraged returns, net income per share and FFO per share in the second half of 2005, and resources available for investment. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company's business plan; financing risks; the Company's ability to attain and maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the healthcare real estate industry in particular. For further discussion of the facts that could affect outcomes, please refer to the "Risk Factors" section of the Company's final prospectus for its initial public offering. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                             June 30,        December 31,
                                                                              2005              2004
                                                                          --------------    --------------
ASSETS                                                                     (Unaudited)
  Real estate assets
    Land                                                                  $   13,491,429    $   10,670,000
    Buildings and improvements                                               166,572,054       111,387,232
    Construction in progress                                                  50,529,769        24,318,098
    Intangible lease assets                                                    7,558,712         5,314,963
                                                                          --------------    --------------
       Gross investment in real estate assets                                238,151,964       151,690,293
    Accumulated depreciation                                                  (2,927,987)       (1,311,757)
    Accumulated amortization                                                    (366,886)         (166,713)
                                                                          --------------    --------------
       Net investment in real estate assets                                  234,857,091       150,211,823

  Cash and cash equivalents                                                   34,357,866        97,543,677
  Interest and rent receivable                                                 1,195,299           419,776
  Unbilled rent receivable                                                     7,458,980         3,206,853
  Loans                                                                       48,498,111        50,224,069
  Other assets                                                                 7,377,045         4,899,865
                                                                          --------------    --------------
TOTAL ASSETS                                                              $  333,744,392    $  306,506,063
                                                                          ==============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Long-term debt                                                       $   73,204,167    $   56,000,000
     Accounts payable and accrued expenses                                    11,596,030        10,903,025
     Deferred revenue                                                          6,418,038         3,578,229
     Lease deposit                                                             7,728,195         3,296,365
                                                                          --------------    --------------
         Total liabilities                                                    98,946,430        73,777,619
                                                                          --------------    --------------

  Minority interests                                                           2,137,500         1,000,000

  Stockholders' equity
    Preferred stock, $0.001 par value. Authorized 10,000,000
       shares; no shares outstanding                                                  --                --
    Common stock, $0.001 par value. Authorized 100,000,000
       shares; issued and outstanding  - 26,164,862 shares at June
       30, 2005, and 28,082,862 shares at December 31, 2004                       26,088            26,083
    Additional paid in capital                                               233,678,160       233,626,690
    Accumulated deficit                                                       (1,043,786)       (1,924,329)
                                                                          --------------    --------------
         Total stockholders' equity                                          232,660,462       231,728,444
                                                                          --------------    --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $  333,744,392    $  306,506,063
                                                                          ==============    ==============

                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

                      Consolidated Statements of Operations
                                   (Unaudited)

                                                           For the Three         For the Six
                                                            Months Ended         Months Ended
                                                          ----------------     ----------------
                                                           June 30, 2005        June 30, 2005
                                                          ----------------     ----------------
REVENUES
  Rent billed                                             $      4,661,068     $      8,554,651
  Unbilled rent                                                  1,432,298            2,777,739
  Interest income from loans                                     1,117,151            2,329,189
                                                          ----------------     ----------------
    Total revenues                                               7,210,517           13,661,579
EXPENSES
  Real estate depreciation and amortization                        973,996            1,816,403
  General and administrative                                     1,383,807            3,105,151
                                                          ----------------     ----------------
    Total operating expenses                                     2,357,803            4,921,554
                                                          ----------------     ----------------
      Operating income                                           4,852,714            8,740,025
OTHER INCOME (EXPENSE)
  Interest income                                                  358,214              741,986
  Interest expense                                                (831,117)          (1,542,266)
                                                          ----------------     ----------------
    Net other expense                                             (472,903)            (800,280)
                                                          ----------------     ----------------
      NET INCOME (LOSS)                                   $      4,379,811     $      7,939,745
                                                          ================     ================

      NET INCOME (LOSS) PER SHARE, BASIC                  $           0.17     $           0.30

      WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC               26,096,021           26,096,813
      NET INCOME (LOSS) PER SHARE, DILUTED                $           0.17     $           0.30
      WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED             26,105,844           26,105,844


                 MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
                                   (Unaudited)


                                        For the Three             For the Six
                                        Months Ended             Months Ended
                                        June 30, 2005            June 30, 2005
                                        -------------            -------------
FFO INFORMATION
    Net income                          $   4,379,811            $   7,939,745
    Depreciation and amortization             973,996                1,816,403
                                        -------------            -------------
    Funds from operations               $   5,353,807            $   9,756,148
                                        =============            =============

PER SHARE DATA:
    FFO per share, basic                $        0.20            $        0.37
                                        =============            =============
    FFO per share, diluted              $        0.20            $        0.37
                                        =============            =============

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.